UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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CONCIERGE TECHNOLOGIES, INC.
(Name of Registrant Specified In Its Charter)

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

(Name of Person(s) Filing Information Statement, if other than the Registrant)

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Date Filed: December 3, 2010

 CONCIERGE TECHNOLOGIES, INC.
3615 Superior Ave., Suite 3102D
Cleveland, Ohio 44114

NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF  STOCKHOLDERS

DEFINITIVE INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO  SEND US A PROXY

December 3, 2010

To the Stockholders of CONCIERGE TECHNOLOGIES, INC.:

NOTICE IS HEREBY GIVEN, that the holders of the outstanding shares of the common stock (“Common Stock”) and the preferred stock (“Preferred Stock”) of Concierge Technologies, Inc. (“Company”) who, in the aggregate, hold a majority of the voting power of all shares of the Company’s common and preferred stock entitled to vote have, by written consent in lieu of a special meeting of the Company’s stockholders, approved of the following actions (“Actions”):

(1) amend the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock from 190,000,000 shares to 900,000,000 shares; and

(2) amend the Company’s Articles of Incorporation to increase the number of authorized shares of Preferred Stock from 10,000,000 shares to 50,000,000 shares

The cost of furnishing this Information Statement will be borne by us.  We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Your vote is not required to approve any of the foregoing actions, and the enclosed Information Statement is not a request for your vote or a proxy. The accompanying information statement is furnished only to inform stockholders of the Actions taken by written consent described above before they take effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended.  This Information Statement is first being mailed to you on or about December 3, 2010, and we anticipate an effective date of the Actions to be December 23, 2010, or as soon thereafter as practicable in accordance with applicable law, including the Nevada Revised Statutes.  No dissenter’s rights are afforded to our stockholders under Nevada law in connection with the Actions described below.

This Notice and the attached Information Statement are being sent to you for informational purposes only, and you are not being asked to take any action with respect to the Actions.

By Order of the Board of Directors,

By:	/s/ David W. Neibert
David W. Neibert
Chief Executive Officer and
Member of the Board of Directors

By:	/s/ James Kirk
James Kirk
Secretary and
Member of the Board of Directors

DEFINITIVE INFORMATION STATEMENT

CONCIERGE TECHNOLOGIES, INC.
a Nevada corporation

3615 Superior Ave., Suite 3102D
Cleveland, Ohio 44114

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL INFORMATION

This Information Statement (“Information Statement”) has been filed with the United States Securities and Exchange Commission (“SEC”) pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and is being furnished to the holders of the outstanding shares of common stock (par value $0.001) of Concierge Technologies, Inc., a Nevada corporation (“Company,” “we,” “us,” “our,” or similar terms).  Effective November 22, 2010, pursuant to Section 78.320 of the Nevada Revised Statutes, the Company received, by written consent in lieu of a meeting, the approval of stockholders holding 65,144,819 shares of Common Stock, 5,000,000 shares of Series A Preferred Stock, and 1,600,000 shares of the Series B Preferred Stock, which represents 50.06% of the total possible vote authorizing the following actions (“Actions”):

(1) amend the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 190,000,000 shares to 900,000,000 shares, as set forth in the Certificate of Amendment to the Articles of Incorporation attached as Exhibit “A” to this Information Statement; and

(2) amend the Company’s Articles of Incorporation to increase the number of authorized shares of preferred stock from 10,000,000 shares to 50,000,000 shares, as set forth in the Certificate of Amendment to the Articles of Incorporation attached as Exhibit “A” to this Information Statement

A copy of the Company’s newly approved: (i) Certificate of Amendment to Articles of Incorporation (“Amended Articles of Incorporation”) is attached to this Definitive Information Statement as Exhibit “A”.

Our Board of Directors (“Board”) fixed September 14, 2010 as the record date for determining the stockholders entitled to vote on the Actions.  Stockholders holding an aggregate of 50.06% of the voting power of the Company as of September 14, 2010, with 65,144,819 shares of our outstanding common stock (“Common Stock”), with a power of one vote per share, plus 5,000,000 shares of our outstanding Series A Preferred Stock (“Series A Preferred  Stock”), with a power of five (5) votes per share, plus 1,600,000 shares of our outstanding Series B preferred stock (“Series B Preferred Stock”), with a power of twenty (20) votes per share, collectively being equal to 50.06% of the total voting power of all of the Company’s common stock then outstanding, have executed written consent resolutions approving the Actions.  The Series A Preferred Stock and the Series B Preferred Stock shall be collectively referred to herein as the “Preferred Stock”.

As our stockholders holding 50.06% of the voting power of our outstanding common stock have already approved of the Actions by written consent, we are not seeking approval for the Actions from any of our remaining stockholders, nor will they be given an opportunity to vote on the Actions.  All necessary corporate approvals have been obtained, and this Information Statement is being furnished solely for the purpose of providing advance notice to our stockholders of the Actions, as required by the Exchange Act.

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing.  We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of our common stock.

Under Section 14(c) of the Exchange Act and Rule 14c-2 promulgated there under, the Actions cannot become effective until 20 days after the date this Information Statement is sent to our stockholders.  This Information Statement was mailed to our stockholders on or about December 3, 2010 (“Mailing Date”).  We expect the Amended Articles of Incorporation to become effective by filing a Certificate of Amendment with the Nevada Secretary of State approximately twenty (20) days after the Mailing Date.  Therefore, the effective date of the Amended Articles of Incorporation is expected to be on or about December 23, 2010 (“Effective Date”).

NO VOTE OR OTHER CONSENT OF OUR STOCKHOLDERS IS SOLICITED IN
CONNECTION WITH THIS INFORMATION STATEMENT.  WE ARE NOT ASKING
YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
DESCRIPTION OF THE CORPORATE ACTIONS

Amendment of our Articles of Incorporation to Increase the Authorized Number of Shares of Our Common Stock from 190 Million to 900 Million and Our Preferred Stock from 10,000,000 to 50,000,000.

Effective as of September 14, 2010, our Board executed a unanimous written consent authorizing and recommending that our stockholders approve a proposal to amend our Articles of Incorporation to increase the number of authorized shares of Common Stock from 190,000,000 shares to 900,000,000 shares, at a par value of $0.001 and to increase the number of authorized shares of Preferred Stock from 10,000,000 shares to 50,000,000 shares, at a par value $0.001.

The Company’s management has advised the Board that in excess of 180,000,000 shares of Common Stock is presently issued and outstanding and 6,600,000 of the Preferred Stock is issued and outstanding.  Management has requested the Board to increase the number of shares of Common Stock the Company is authorized to issue by an additional 710,000,000 shares of Common Stock in order to meet the business needs of the Company set forth below:

1.           The Company needs to have shares of Common Stock available for the conversion of the Series A Preferred Stock and the Series B Preferred Stock.

2.           The management, upon approval by our Board, may use the additional authorized shares for business and financial purposes, as determined by the Board from time to time to be necessary or desirable.  Although the Company has not entered into any agreements to acquire other businesses, the Company is continuously attempting to acquire strategically related businesses in order to expand its business.  Other possible business and financial uses for the additional shares of Common Stock include, without limitation, raising capital through the sale of common stock or securities convertible into common stock; acquiring other products or services in exchange for shares of common stock; attracting and retaining employees by the issuance of additional securities under compensation plans; and other transactions and corporate purposes that the Board deems to be in the best interest of the Company and its stockholders.

Pursuant to Section 78.320 of the Nevada Revised Statutes, the affirmative vote of the holders of a majority of our outstanding voting stock is sufficient to amend our Articles of Incorporation, which vote was obtained by a majority written consent of the holders of the issued and outstanding shares of our Common Stock and our Series A and B Preferred Stock (representing an aggregate 50.06% of the total voting power of all outstanding shares of our Common Stock and Preferred Stock) on the September 14, 2010.  The Effective Date of the Amended Articles of Incorporation is expected to be on or about December 23, 2010.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following information concerns the compensation of the named executive officers for each of the last two completed fiscal years:

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Common Stock Awards	Total

David Neibert, CEO	FY 2010	0	0	0	0
	FY 2009	0	0	0	0
Allen Kahn, Chairman of the Board and CFO	FY 2010	0	0	$21,292	$21,292
	FY 2009	0	0	0	0

Outstanding Equity Awards At Fiscal Year-End

There were no unexercised stock options, stock that has not vested, or equity incentive plan awards for any named officer outstanding at the end of the last fiscal year:

Compensation of Directors

The directors of the Company received the following compensation in fiscal year 2010 for their services as directors.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

David W. Neibert	0	0	0	0	0	0	0
James F. Kirk	0	0	0	0	0	0	0
Samuel Wu	0	0	0	0	0	0	0
Allen E. Kahn	0	21,292	0	0	0	0	21,292
Patrick Flaherty	0	0	0	0	0	0	0

Directors of the Company received no compensation for their services as directors.

Stock Options

During the last two fiscal years, the officers and directors of the Company have received no stock options and no stock options are outstanding.

Equity Compensation Plans

We have no equity compensation plans.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth the ownership, as of September 7, 2010 of each individual known to management to be the beneficial owner of more than five percent of the Company’s common stock, by all directors, and named executive officers, individually and as a group.

Beneficial Ownership as of September 7, 2010

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	Allen E. Kahn 7547 W. Manchester Ave., No. 325 Los Angeles, CA 90045	20,850,235	8.6%

Common Stock	Samuel C.H. Wu 1202 Tower 1, Admiralty Center 18 Harcourt Road Hong Kong, China	20,855,437 (1)	8.6%

Common Stock	F. Patrick Flaherty 637 29th Street Manhattan Beach, CA 90266	2,100,000 (2)	0.9%

Common Stock	James E. Kirk 1401 Kirby, N.E. Albuquerque, NM 87112	3,383,291	1.4%

Common Stock	David W. Neibert 29115 Valley Center Rd., #K-206 Valley Center, CA 92082	9,489,100 (3)	1%

Common Stock	Officers and Directors as a Group (5 persons)

Total (4)		56,678,063	23.49%

(1)	Mr. Samuel C. H. Wu is the beneficial owner of these shares and 1,620,852 shares held by Link Sense through his presence on their respective Boards of Directors.
(2)	Mr. Flaherty had earlier reported beneficial ownership of 1,350,710 shares originally issued to his adult children for which he now disclaims beneficial ownership.

(3)
Mr. Neibert and his two minor children collectively own 1,539,100 shares of common stock. Additionally, Mr. Neibert acquired 390,000 shares of Series A Convertible, Voting, Preferred stock with the acquisition of Wireless Village. Each of these shares are convertible into 5 shares of common stock, totaling 1,950,000 shares of common stock for which Mr. Neibert is also the beneficial owner that have been included in this calculation. Mr. Neibert acquired 300,000 shares of Series B Convertible, Voting, Preferred stock for cash. Each of these shares are convertible into 20 shares of common stock, totaling 6,000,000 shares of common stock for which Mr. Neibert is also the beneficial owner that have been included in this calculation.

(4)
For purposes of calculating total shares of common stock, Series A and Series B issued shares are treated as though they have been converted into common stock thus adding a total of 241,315,200 shares for the calculation.

There are no agreements between or among any of the shareholders that would restrict the issuance of shares in a manner that would cause any change in control of the Company. There are no voting trusts, pooling arrangements or similar agreements in the place between or among any of the shareholders, nor do the shareholders anticipate the implementation of such an agreement in the near future.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director, executive officer or any other person has any substantial interest, direct or indirect, in the Amendment to the Articles of Incorporation.

NO DISSENTER’S RIGHTS

Under the Nevada Revised Statutes, our dissenting stockholders are not entitled to appraisal rights with respect to the Actions, and we will not independently provide our stockholders with any such right.

SOLICITATION COSTS

We will bear the costs of preparing, assembling and mailing the Information Statement in connection with the Actions.  Arrangements may be made with banks, brokerage houses and other institutions, nominees and fiduciaries, to forward the Information Statement to beneficial owners.  We will, upon request, reimburse those persons and entities for expenses incurred in forwarding this Information Statement to our stockholders.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the Exchange Act and are required to file reports, proxy statements and other information with the SEC regarding our business, financial condition and other matters pursuant to and in accordance with the Exchange Act.  You may read and copy the reports, proxy statements and other information filed by us at the public reference facilities maintained by the SEC at 100 F Street, NE, Room 1580, Washington DC 20549.  Please call the SEC at 1-800-SEC-0330 for additional information about the public reference facilities.  The reports, proxy statements and other information filed with the SEC are also available to the public over the internet at http://www.sec.gov, the internet website of the SEC.  All inquiries regarding our Company should be addressed to our corporate counsel at Horwitz & Cron, L.P., Attn: Lawrence M. Cron, Esq., 4 Venture Plaza, Suite 390, Irvine, California 92618.

BY ORDER OF THE COMPANY’S BOARD OF DIRECTORS

By:	/s/ David W. Neibert
David W. Neibert
Chief Executive Officer and
Member of the Board of Directors

By:	/s/ James Kirk
James Kirk
Secretary and
Member of the Board of Directors

EXHIBIT A

ARTICLES OF AMENDMENT
TO THE ARTICLES OF INCORPORATION OF
CONCIERGE TECHNOLOGIES, INC.

1.	Name of the Corporation: Concierge Technologies, Inc.

2.
The articles have been amended as follows (provide article numbers, if available)

The total number of shares of common stock that the corporation is authorized to issue is nine hundred million (900,000,000) shares of common stock, with a par value of $0.001.  The total number of preferred stock which the corporation is authorized to issue is fifty million (50,000,000) shares of preferred stock, with a par value of $0.001.

(Continued on Exhibit A)

3.
The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting shares, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:  50.06%

4.	Effective date of filing: (optional) ______________

5.	Signature:

/s/ David W. Neibert, Chief Executive Officer
Signature of Officer

Exhibit A to Certificate of Amendment to Articles of Incorporation

3.    Shares (continued):

The preferred stock may be issued in series.  The board of directors is authorized to determine the designation of each series of preferred stock, to fix the number of shares of each series, to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series, and to increase the number of shares of any series subsequent to the issue of shares of such series.